Exhibit 5.1

DAVIS GRAHAM & STUBBS LLP

April 28, 2010

Venoco, Inc.
370 Seventeenth Street
Denver, CO 80202

Ladies and Gentlemen:

We have acted as counsel to (a) Venoco, Inc., a Delaware corporation (the “Company”) and (b) each of the entities listed on Schedule A attached hereto (collectively, the “Guarantors”), in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), (A) by the Company of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) debt securities, in one or more series, consisting of either senior debt securities or subordinated debt securities (the “Debt Securities”), (iv) warrants (“Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities, or (v) any combination of the foregoing, (B) by the Guarantors, of guarantees of the Debt Securities, and (C) by the selling stockholder of up to 2,500,000 shares of Common Stock, each such offering to be completed on terms to be determined at the time of such offering.  The securities referred to in the foregoing clauses (A) through (C) are collectively referred to herein as the “Securities.”  All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement or in either of the Indentures (as defined below).

Senior Debt Securities will be issued pursuant to a senior indenture substantially in the form attached as Exhibit 4.7 to the Registration Statement (the “Senior Indenture”), as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Senior Debt Securities.  Guarantees of Senior Debt Securities will be issued pursuant to the Senior Indenture, as it may be amended or supplemented from time to time, including pursuant to supplemental indentures among the Company, one or more Guarantors and an indenture trustee entered into at the time of and in connection with the issuance of such Guarantees and such Senior Debt Securities.  Similarly, Subordinated Debt Securities will be issued pursuant to a subordinated indenture substantially in the form attached as Exhibit 4.9 to the Registration Statement (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Subordinated Debt Securities.  Guarantees of Subordinated Debt Securities will be issued pursuant to the Subordinated Indenture, as it may be amended or supplemented from time to time, including pursuant to supplemental indentures among the Company, one or more Guarantors and the indenture trustee entered into at the time of and in connection with the issuance of such Guarantees and such Subordinated Debt Securities.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter.  We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than the Company) any document reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies.  In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Company and the Guarantors to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.  As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.             With respect to Securities constituting Common Stock to be sold by the Company, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or arrangement or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities or Preferred Stock, or upon the exercise of Warrants, the applicable Indenture, Certificate of Designation (as defined below), or warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon exchange or conversion of any Securities constituting Debt Securities or Preferred Stock that is exchangeable for or convertible into Common Stock or upon exercise of Warrants that are exercisable to purchase Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2.             The Common Stock to be sold by the selling stockholder has been duly authorized and validly issued, and is fully paid and non-assessable.

3.             With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance and terms of the shares of the series of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution fixing the number of shares in any series of Preferred Stock, the designation of and relative rights, preferences and limitations in any series of Preferred Stock, the adoption of a Certificate of Designation for such series of Preferred Stock (the “Certificate of Designation”) and the filing of a certificate of amendment to the Company’s certificate of incorporation with respect to the series with the Secretary of State of the State of Delaware, as required by the General Corporation Law of the State of Delaware and (ii) such Preferred Stock has been issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company, or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, or upon the exercise of Warrants, the applicable Indenture or warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon exchange or conversion of any Securities constituting

Debt Securities that is exchangeable for or convertible into Preferred Stock or upon exercise of Warrants that are exercisable to purchase Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

4.             With respect to the Warrants, when (i) the Company has taken all necessary action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, if any; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered, or, if uncertificated, valid book-entry notations therefor having been made in the register of the Company, in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement or arrangement approved by the Company, upon payment of the consideration therefor provided for therein, the Warrants will constitute valid and legally binding obligations of the Company.

5.             With respect to Securities constituting Debt Securities, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Debt Securities, (iii) the trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Company or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company.

6.             With respect to any Guarantees of any series of Debt Securities to be issued under an Indenture, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Debt Securities, (iii) the trustee under the applicable Indenture has been duly qualified under the TIA, (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Company or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, (v) the Company and the Guarantors have taken all necessary corporate, limited liability company or partnership action (as applicable) to authorize and approve the issuance and terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering thereof and related matters, and (vi) the Debt Securities and Guarantees have been executed, authenticated, issued and delivered in accordance with the terms of such Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and the applicable definitive purchase, underwriting or similar agreement approved by the Company, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Guarantees will constitute valid and legally binding obligations of the applicable Guarantor.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.            With respect to the opinions above, we have assumed that, in the case of each offering and sale of Securities, (i) all information contained in all documents reviewed by us is true and correct; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the applicable Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (iii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities if such Securities are not Common Stock; (iv) such Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, if any; (v) unless such Securities constitute Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities or Preferred Stock, or upon exercise of Warrants, a definitive purchase, underwriting or similar agreement or arrangement with respect to the issuance and sale of such Securities will have been duly authorized, executed, as applicable, and delivered by the Company and the other parties thereto; (vi) the Indentures to be entered into between the Company and a trustee, in the forms included as exhibits to this Registration Statement, together with any supplemental indenture relating to a series of Debt Securities to be issued under either of the Indentures, will have been duly authorized, executed and delivered by the parties thereto; (vii) at the time of the issuance of such Securities, (a) each of the Company and the Guarantors will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, to the extent applicable, and (b) the Company and the Guarantors will have the necessary organizational power and authority to issue such Securities; (viii) the terms of such Securities and of their issuance and sale, as well as the Guarantees, if applicable, will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or similar governing documents of the Company, the Guarantors or any applicable law or any agreement or instrument binding upon the Company or the Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or the Guarantors and, if such Securities constitute Debt Securities, in conformity with the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities; (ix) if such Securities constitute Common Stock or Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock or Preferred Stock established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement or arrangement (or, if Common Stock or Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities or Preferred Stock, the applicable Indenture therefor or Certificate of Designation thereof, or upon exercise of Warrants, the applicable warrant agreement) will not be less than the par value of such Common Stock or Preferred Stock; (x) if such Securities constitute Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities or Preferred Stock, the action with respect to such Debt Securities or Preferred Stock referred to in Paragraphs 3 and 5, respectively, will have been taken; (xi) if such Securities constitute Common Stock or Preferred Stock issuable upon exercise of Warrants, the action with respect to such Warrants referred to in Paragraph 4 above will have been taken; (xii) if such Securities constitute Preferred Stock or Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Preferred Stock or Debt Securities, the terms of such exchange or conversion and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion; (xiii) if such Securities constitute Warrants that are exercisable for Securities constituting Common Stock or Preferred Stock, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exercise of such Warrants, the terms of such exercise and related matters, and to reserve such Common Stock or Preferred Stock for issuance upon such exercise; (xiv) if such Securities constitute Debt Securities, the applicable Indenture will constitute the legal, valid and binding obligation of each party thereto other than the Company and the Guarantors, enforceable against such party in accordance with its terms; and (xv) if such Securities consist of Guarantees of Debt Securities, the applicable Guarantor shall have received adequate consideration for the Guarantee.

B.            The opinions herein are limited to matters governed by the federal laws of the United States of America, the laws of the states of Colorado and New York, Chapters 153 and 154 of the Texas Business Organizations Code. (the “Texas LP Act”), and the Delaware General Corporation Law, including the provisions of the Delaware Constitution and the reported judicial decisions interpreting such law.  Except as expressly stated above, we express no opinion with respect to any other law of the state of Texas, Delaware or any other jurisdiction.

C.            This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.  We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstance that may hereafter come to our attention.

D.            The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the power of the courts to award damages in lieu of equitable remedies, (v) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution, and (vi) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in any Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the

Act and the rules and regulations thereunder.  We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Davis Graham & Stubbs LLP
DAVIS GRAHAM & STUBBS LLP

Schedule A

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TexCal Energy (GP) LLC
TexCal Energy South Texas L.P.